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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 20, 1996
                      -----------------------------------
                Date of Report (date of earliest event reported)


                               SVI HOLDINGS, INC.
                      -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Nevada                  33-36125-D              84-1131608
    -------------           -----------------        -----------------
   (State or Other              (Commission           (IRS Employer
    Jurisdiction of              File Number)          Identification Number)
    Incorporation)


                          9364 Cabot Drive, Suite A-B
                          San Diego, California 92126
                      -----------------------------------
                    (Address of Principal Executive Offices
                               Including Zip Code


                                  619-693-4344
                      -----------------------------------
                        (Registrant's Telephone Number,
                              Including Area Code)


                      -----------------------------------
                   (Former Name or Former Address if Changed
                               Since Last Report)



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Item 5.  Other Events.

        On December 20, 1996, SVI Holdings, Inc. (the "Company") announced that it has entered into a partial settlement regarding the preliminary injunction it obtained against certain companies and individuals in order to prevent the transfer of two million shares of its common stock that were pledged by the majority stockholder of SVI to secure a loan which was never funded and whose proceeds were to go to SVI. The preliminary injunction was issued by the federal district court on November 26, 1996.

The partial settelement is with a purchaser that purports to rightfully hold one million shares of the stock that is subject to the preliminary injunction. In consideration for the purchasers waiver of any rights to 500,000 shares of the SVI stock the purchaser claims and an agreement not to take any action to interfere with the preliminary injunction, an unafilliated third party agreed to loan 95,000 shares to a broker-dealer so that the purchaser may meet certain commitments to other buyers in the market. In addition, SVI's majority stockholder has agreed to waive any rights to profits made by the purchaser in the sale of the 95,000 shares.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(C) Exhibits

    99.1  Press Release dated December 20, 1996.








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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 31, 1996                        SVI Holdings, Inc.




                                                By: /s/ Russell Schechter
                                                   ---------------------------
                                                   Russell Schechter
                                                   Vice President







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